Deregulation Dynamics Overview Dr. George Backus Policy Assessment Corporation Denver, CO, Cambridge, UK Telephone: 303-467-3566 Pacific Gas & Electric Corporation August 18, 1997

Agenda System Overview A Different View of Deregulation Protecting PG&E from California Gaming

CIGMOD AND PG&E Focus on California/WSCC Dynamics 50 State Plus Canadian Provinces All North American Electric and Gas Suppliers & Markets (Utility, Marketing, Transmission) Full Strategic, Tactical and Real-Time Operational Analysis Detect/Stealth Activities of/to Competitors HYPERSENS, Electric and Gas Utility System Was Developed at PG&E

The California Focus Determine Protocol Areas That Benefit the Bid, Availability, Over/Under-Booking and Congestion Opportunities. Determine Portfolio of (Long-term,) Daily, Hourly, Spot and Ancillary-Service Actions to Maximize Profitability. Determine Monetary Value of Changing The Rules (PX/ISO, FERC, and CPUC). Coordinate Generation, Marketing And UDC Operations for Maximum Company Profitability (Without Collusion). Determine (New and Old) Competitor Threats and Strategies. Complete Loss Avoidance and Profit Risk Control. Demand, Financial, Generation Simulation for All Players.

System Components Comprehensive Response System Determine Gaming Issues Protocol/Grandfather-Rule Dynamics Loop-Holes and Fringe Games Game Verification Testing PX/ISO/Settlement Simulation Strategy Search System ST-Forecasting System Data Mining of Short-Term Tactical Gaming (Generation and Demand) Mid/Long-Term Capabilities (M&A, Alliance, Assets) Competitor-Aware, Real-Time Tactical/-Operational Response (Conditional Latin Hypercube)

Macroeconomy Design Dynamics of Local (State or Sub-State) Economies Due to Deregulation and Retail Wheeling Activity Individual Dynamics for Residential and 49 Industry/Business/Government Sectors Impacts of Prices, Marketing and Utility Investment on Local Economy Market Size Dynamics Market Segment Analysis Data for All 50 States plus CN Provinces

Demand Design Residential, Commercial, 2-Digit SIC Markets at State Level Inter-Fuel Competition, Cogeneration Loads From End-Use Demands by Season Retail Wheeling, Distributed Generation Utility Marketing Outside of Region

Utility Design RDI, DOE and CANSIM Data Financial, Capacity, Dispatch, Rates M&A, Take-Over And Bankruptcy Dynamics Gas and Electric Utility Dynamics/Hedging Spot, Contract, Direct Access Markets Generation Bid and Availability Gaming Includes Municipals, Co-Ops, IPPs, PMAs Pollution Legislation Impacts

Transmission Design Major Intra/Inter-Regional Transmission Constraints Transmission Pricing From Cost Recovery, and Constrained-on and Constrained-off Plant. Gas Transmission Constraints for Generation. Poolco with ISO and Spot or Direct Access Scenarios

System Definition DAC UDC (Bid) Demand Forecast PX ISO Generation (DAC) Generation (Bid) SC (DAC) SC (Bid) Brokers $ Transfers, Generation Transmission Constraints

System Definition HYPERSENS Data Definition Structure Simulation Models Stochastic Strategies (Bids, Availability) (Generation, Demand) Verification

HYPERSENS Provides confidence intervals & validity values. Quantifies uncertainty of response impacts. Identifies source and importance of uncertainty. Minimizes data requirements. Determines strategy- portfolio optimization.

Summary Benefits Detailed North American Demand, Utility and Economic Databases. Market/Financial Analysis of Strategy Impacts Competitive Information on M&A Options In-House Competitor Gaming-Analysis Capability Financial As Well As Market, Generation and Transmission Dynamics/Options

A Perspective Living the UK Experience (Customer and Industry/Government/Academic Consultant) Flight-Simulation With Commissions/Utilities Day-to-Day Canadian and European Views Deregulation of US Oil & Gas in the Carter Administration Only Regional Planning Models: New England States; Hawaii-Pacific Region Canadian and US EPA GHG Analysis 1986 US Electric Deregulation Analysis of UK

Dynamic Phases of Deregulation Transition Control Massive Market Deregulation System Divestiture Market Gaming Reregulation Massive Consolidation (5-6 Years: Start to Finish)

Phase 1 - Transitional Market Characteristics Regulated Market to Structured Market Poolco, Contracts Investment Recovery Regulator Role Indicated Keys to Success Allocentric Perspective Advocate Favorable Terms Over-book System Transition Signals Actual Vs. Contract Path Initial Market Gaming Increasing Volatility Abnormal Returns

Phase 2 - Massive Deregulation Characteristics States make unilateral changes Asymmetry causes "Chain Reaction" Economic, Political Pressure Indicated Keys to Success Cash Position to Survive Price War Conserve Cash not Market Segment Plan Exit if Necessary Transition Signals Necessary Expansion is not Made Initial Reregulation

Phase 3 - System Divestiture Characteristics New Market Structure Changes System Loading Certain Customers & Markets Better Conflicts Erupt Across Segments Strategy / Marketing Cost Structure / Risk Levels Indicated Keys to Success Match Capabilities to Market Can't Win/Survive on Defense Transition Signals Transmission Gaming Survival Mentality Generation Transmission Distribution Mktg

Phase 4 - Market Gaming Characteristics "Low Cost" Suppliers face "Unfair" Tactics Perverse Pricing Orthodox (Optimization) Strategies don't Work Indicated Keys to Success Surprise - it works once Continuous new ideas Strategic litigation Transition Signals Litigation reaches point of diminishing returns Huge disjoint profitability among competitors Legislative activity

Phase 4 - Market Gaming Overbuild Despite Excess Capacity (Increases Reliability But Ends IRP/DSM Rules) Put Big Generation Online Early So Other Generators Can't Get on Degraded Transmission System. Double Book Transmission & Generation Capacity Firm & Spot With Options; Over Contract for Distribution Put on Plant at Below Marginal Costs to Distort Dispatch and Make Later Costly Plant Profitable Have "Sudden" Outage of Plant So Spot Market Plants More Profitable (ISO Needs Autonomy Power) Give Capacity Zero-Rating So LOLP Price to Available "High Costs" Plants Soars (Rules Hurt) Prices Vary by Factor of 1000 but Average Is Low.

The World and CIGMOD Divestiture Insures Transmission Expansion Is Limited, But to Minimal Effect Disjoint Profitability Among Competitors; Survival Mentality Perverse Pricing: Orthodox Strategies Don't Work Utilities Hoard Cash for Volatile Market Ride Surprise - It Works Once: Continuously New Ideas Rules Not Physics Limiting: Strategic Litigation Limited-Time Stranded Investment/Costs Recovery More Rules Signal New Loop-Holes and Market Volatility No Level Playing Field Regulators Must React Under Pressure

Phase 5 - Reregulation Characteristics Gaps between expectations & reality due to "ups" & "downs" Political & Economic Pressure Indicated Keys to Success Match Load to Capabilities Advocate Regulatory Approach Strategically Reintegrate Transition Signals Formation of National Utilities Formation of Niche Utilities

Phase 6 - Industry Consolidation Characteristics Mergers to recapture market Assets are re-priced Overall rising prices Less volatility Rediscover vertical integration Results in 5-7competitors Indicated Keys to Success Wars allow one victor unless treaties stop it Play end-game Transition Signals Price Rise END STATE

California Gaming Abundant Complex Rules Cause Abundant Complex Gaming Movement in Day-Ahead, Hour-Ahead, and Real-Time Markets for Generation and Ancillary Services Provides Gaming Options Large Domain Between Genteel and Illegal Supply, Demand and Combination Gaming Rules Change and Change (This is as of August and considers PX limitations.)

Demand Gaming DAC who owns generation or flexible production does what it wants for most of month, has "hidden" hourly meter, bids or contracts perfect profile, can match end-of- month MWh, and leaves all imbalance-energy charges with UDC, independent of profile. UDC loss is estimated in-flow less hourly- metered and estimated profile. UDC (as residual without other players) realizes all uncertainty as imbalance charges.

UDC Gaming Over-Book Day-Ahead and Sell on Hour- Ahead or Real-Time (or Vice-Versa Depending on Price Gradient). Over-Booking Could Force Other Prices up for Profit. Under-Book Day-Ahead to Force Hour-Ahead Down; Take Hour-Ahead Rates.

Supply Gaming Ancillary and generation markets are mixed. Generation bid often contains start-up and no- load costs. Ancillary may not include these costs, especially if generation and ancillary bids come from same plant. Price can drop or rise on real-time market. Generator over books DAC load (with possible help from DAC), has unit output "frozen." At end of day ISO has to pay generator real-time price for the excess capacity. If price can drop on real-time market, then under- book/generate for DACs. Use inconsistencies of new rules with old contracts/rules.

Interim Games With No Iteration: No Price Discovery; Mis- information "Undetectable." With Only Day-Ahead, SC have advantage over PX via Hour-Ahead: Old Contracts can be used to move Power via SC. With Both Limitations: Congestion Opportunities Arise: Must Run Logic Limits Counter-Strategies El Nio Allows Conditional Expectations

Future Games North-to-south generation can cause congestion that increases revenue for south- generation despite congestion costs. Force inter-zonal constraint that hurts competitor worse than you, such as a small schedule-coordinated producer. Build plant at interconnect to cause congestion problems.

Combative Moves Congestion iteration makes and relieves constraint at cost to competitor. If real-time price drops due to ancillary-service bidding convolution, then have outage. In intra-zonal market, occasionally high-bid constrained-on unit. If hit for LT. contract, make money by never running plant - change internal dispatch. Every Gaming Move Has Counter Move

Other "Games" Micro-Bids As Probes. If You Are Marginal Plant, Have (Multiple) Outage(s) and Have Other Plants in Queue. Use Model to Determine (Without Signals) That Generation, Marketing, or UDC Should Take Strategy Lead to Avoid "Conflict" of Financial Interests. Combined Generation/UDC Over/Under-Book Strategies. External 3rd Party Alliance (Collaborator) on Bids and Generation Ownership.